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                                                                    Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Cash Technologies, Inc.
Los Angeles, CA 90015

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 1, 1999, relating to the consolidated financial statements of Cash Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended May 31, 1999. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO SEIDMAN, LLP
Los Angeles, California
July 13, 2000